UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2010

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area
code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on September 3, 2010.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2009. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: August 2010

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through August 2, 2010. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Morningstar Rating for Mutual Funds

1.       The usefulness of your star ratings for mutual funds was recently criticized in a study that got some press—essentially it seems the critique noted that 4- and 5-star funds in some recent periods have struggled. Various studies in the past have made similar observations, noting that a high star rating doesn’t necessarily presage above-average returns, etc. This gets partly at the crux of your ratings—i.e. they are backward-looking gauges of past risk-adjusted performance and aren’t presented as a predictor of future performance.

Given the sway your ratings have in fund sales—where investors are clearly trying to gauge future returns—have you considered tweaking your star ratings or launching a different forward- looking gauge? Obviously this is a tall order—predicting future investment returns is a big business and most people still trail passive indices over time—but it would be helpful to know how you’re thinking about the positives/negatives of your rating system for U.S.-based funds, particularly now that you have different, subjective ratings launched outside the U.S. Is the star rating due for an overhaul? Are you planning to create broader subjective ratings in the U.S.? How do fund picks/pans, stewardship grades and other metrics factor into the broader job of rating thousands of funds?

Your question raises several different issues, so we’ll try to tackle them in roughly the same order. First, we take issue with the most recent “study” regarding the performance of the star rating. Specifically, we believe the study you are referring to was based on our previous star rating methodology. We made significant changes to the rating methodology in 2002, and these changes weren’t reflected in the study.

Second, you are correct that we don’t claim that the Morningstar Rating is a predictor of future performance, particularly in the short term. The Morningstar Rating is a quantitative, backward-looking measure of risk-adjusted returns. The ratings offer a quick summation of favorable attributes, and, as such, form a better starting point for fund research than the short-term raw performance numbers that investors formerly used as their primary research tool.

We regularly publish information about how the Morningstar Rating for funds has performed on Morningstar.com.

We’ve always emphasized that the Morningstar Rating is meant to be an introduction, not a conclusion. Investors have more than 7,000 funds in the United States to choose from, and we believe the star ratings are useful as a first-stage screen to narrow the field. The star rating helps identify funds that have historically had lower volatility, better performance, and lower costs than their peers.

Third, it’s worth pointing out that the star rating has historically done a decent job of predicting future long-term performance since the methodology revamp in 2002. Across all fund types, higher-rated funds outperformed lower-rated funds for most five-year buy-and-hold periods during the mid and late 2000s. The gap widens if survivorship is considered, as lower-rated funds have been much more likely to be merged out of existence.

Because we view the Morningstar Rating as a starting point, we devote significant resources to producing qualitative research that goes well beyond the rating. We believe this qualitative research is ultimately more valuable to investors. We have 94 fund analysts around the world who conduct in-depth research on more than 3,500 funds globally. To research funds thoroughly, our analysts dig into mutual funds’ underlying portfolio holdings and investment styles, interview portfolio managers, conduct quantitative analysis using our databases, and monitor regulatory information. We produce a variety of qualitative research, including analyst research reports intended to help individual investors and advisors better employ funds in a portfolio, Stewardship Grades, Fund Picks and Pans, fund family reports, target-date fund family research and reports, and more. All of this qualitative output captures important fundamental information not included in the Morningstar Rating. In particular, our US Fund Analyst Picks, which we have produced for more than a decade, are meant to steer investors toward funds that we believe have the best prospects for the next 10 to 20 years.

In addition we offer explicit qualitative ratings in many markets outside the United States, including Australia, Asia, and Europe. Like our US qualitative research, these ratings are based on our analysts’ conviction in the fund’s ability to outperform its peer group over the long term. We currently produce Qualitative Ratings on approximately 1,000 funds based outside the United States. We’re always looking for ways to enhance our research and are evaluating the possibility of introducing a similar system in the United States.

Regarding the last part of your question, we describe how we advise investors to use the Morningstar Rating, picks and pans, and other Morningstar research at Morningstar.com.

Sales Environment

2.       At the annual meeting, you said institutional customers’ morale/demand seemed to have bottomed roughly in the middle of last year. Is that still your view? Has the sovereign debt crisis in Europe and concerns about the US economy’s recovery led institutional customers to pull back again? Clearly hard to answer, but it would seem that incrementally there are likely signs that customer budgets are on the mend or shrinking again. Any and all insight would be appreciated.

We’ve continued to see gradual improvement in the sales environment. Although some clients are still cautious about global economic growth or other issues (such as the potential impact of the financial regulatory reform bill), the business climate generally seems to be gradually improving. We’ve continued to experience some cases where clients are under budget constraints or need to defer contract signings, but overall, our clients seem more engaged in sales discussions and more interested in initiating new projects.

Operating Costs

3.       The employee bonus expense looks like the driver for your lowered margins and lower EPS. Is this a one-time increase because of a reduction in 2009? Or, are we back to more normal levels for these expenses going forward?

You are correct that the increase in bonus expense contributed significantly to our lower operating margin and earnings per share in the second quarter of 2010. Our bonus expense in the past quarter was $9 million, an increase of about $5.4 million from the previous year. Our second quarter operating income declined about $5 million on a year-over-year basis. Many factors affected our operating margin during the quarter, both positively and negatively, but the bonus expense was a key contributor to our operating margin decline.

The increased bonus expense primarily results from the restoration of part of the bonus pool that we cut in 2009. Last year we reduced our bonus expense as part of our efforts to better align costs with revenue in a challenging business environment. As business conditions have improved, as evidenced by our return to positive organic revenue growth, we have restored a portion of what was cut. Acquisitions also contributed to the increase in bonus expense.

In the past, growth in operating income has been the primary driver of changes in the level of our bonus expense. We cannot make long-term guarantees about what our bonus plan will look like, but in the near term, we expect that changes in operating income will once again be the key factor driving changes in our bonus expense.

4.       What do you expect going forward as a more normal operating margin? Operating margin decreased from 27.3% to 20.3% YoY.

We don’t make predictions about our future financial performance, but we do believe that our business has significant operating leverage. We make significant investments in key capabilities such as research, data, and software, and incremental sales of these products tend to be very profitable. To the extent that our revenue continues to recover, we would expect that, ultimately, our margins will benefit.

5.       Could you talk about your new commission plan? It appears the expense is now recorded in the quarter of the sale instead of over the term of the contract. Can you talk about why you have done this and how it should change your income statement and margins?

Early this year, we adopted a new U.S. sales commission plan that, as you point out, results in our recording sales commission expense during the quarter, rather than over the life of the contract.

The intent of the new plan is to reward our sales team for increasing our “book of business,” which is effectively our annualized revenue run rate. To the extent that sales representatives increase their “book of business”, our annualized revenue increases, and both the company and our sales representatives will benefit. The previous sales commission plan was based on total contract value and, while generally effective, lacked a direct link to annualized revenue.

Although we expect the implementation of the new plan to be cash-flow neutral, compared to the former commission program, it has increased our reported commission expense in the short term. In addition to expensing the commissions immediately, instead of over the life of the contract, we are continuing to record expense related to contracts signed under the former plan. This expense will diminish over time, as contracts signed under the former commission plan expire.

Over time, we do not expect that the new plan will increase our sales commission expense as a percentage of our revenue.

6.       It looks like health-care costs, 401(k) contributions and sales commission expense all rose during the quarter. What do you see going forward with these costs? Basically, were all of these costs, including your bonus expenses, higher for this quarter relative to what we will see going forward, or will these reinstatements of costs continue going forward and have a downward pressure on margins?

With respect to the long-term implications for margins, we view the 401(k) contributions and health-care costs distinctly from one another. (We have discussed the bonus and sales commission expense above.)

We expect that the partial restoration of our 401(k) match will affect our costs in the long term, and in fact, it is our intention to restore a full 401(k) match as soon as business conditions allow it. Morningstar has historically offered a 7%, dollar-for-dollar match on employees’ 401(k) contributions. As part of our cost-cutting efforts in 2009, we suspended the 401(k) match. This year we have restored a 50% match on contributions. Morningstar strongly believes in the importance of a meaningful 401(k) match and considers our historically generous match to be a competitive advantage when trying to recruit and retain employees.

With health care, our costs rose sharply in the second quarter, in large part because of a relatively small number of large claims. Morningstar self-insures for medical claims (though we buy a stop-loss policy that prevents us from suffering huge losses in this area). As a result, our health-insurance expenses can change from quarter to quarter, based on employees’ medical claims during the period. Based on our previous experience, we consider this number of large-dollar claims to be exceptional, though we recognize that in general, health-care costs are rising.

Acquisitions

7.       It looks like acquisitions are a key growth factor for your company, at least recently. Do you see more acquisitions in the near future? Are there any organic growth drivers that you see having a positive effect on your company?

It is true that Morningstar has completed a number of acquisitions in recent years. We are willing to consider acquisitions that are consistent with our key growth strategies, provided that the transaction is reasonably priced.

We believe our core business is very strong, however, and because of that, we don’t need to consummate acquisitions to grow. In the second quarter, our organic revenue grew, despite the loss of $5.4 million of revenue related to the Global Analyst Research Settlement (GARS), which expired in July 2009.  Due to that strength in our core product lineup, we can be very selective on the acquisition front.

A number of our products are performing well and have bright prospects, but three of them really drove our revenue growth in the second quarter. Morningstar.com recorded a strong revenue increase in the past quarter due to a recovery in Internet ad spending. Morningstar Direct, our global institutional research platform, continued to post strong growth. In fact, during the quarter we set a new record for the net number of new licenses for Morningstar Direct. Finally, Retirement Advice notched strong growth in the period, driven by the recovery in equity markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: August 6, 2010	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer